     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999.

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               TMP WORLDWIDE INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        13-3906555
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                       Identification Number)

           1633 BROADWAY, 33RD FLOOR
              NEW YORK, NEW YORK                                      10019
    (Address of Principal Executive Office)                        (Zip Code)

                               TMP WORLDWIDE INC.
                         1999 LONG TERM INCENTIVE PLAN
                            (full title of the plan)
                            ------------------------

                               ANDREW J. MCKELVEY
                         CHAIRMAN OF THE BOARD AND CEO
                               TMP WORLDWIDE INC.
                           1633 BROADWAY, 33RD FLOOR
                            NEW YORK, NEW YORK 10019
                    (Name and address of agent for service)

                                 (212) 977-4200
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES                 AMOUNT TO BE       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
           TO BE REGISTERED                 REGISTERED (1)            SHARE               PRICE          REGISTRATION FEE
Common Stock, $.001 par value.........       12,136,832 shares      $59.75 (2)       $725,175,712(2)         $201,599
Common Stock, $.001 par value.........        1,470,020 shares      $26.875(3)       $ 39,506,788(3)         $ 10,983
Common Stock, $.001 par value.........                 701,200      $38.00 (4)       $ 26,645,600(4)         $  7,408
Common Stock, $.001 par value.........                   5,000      $43.00 (5)        $   215,000(5)         $    60
Common Stock, $.001 par value.........                 599,620      $45.00 (6)       $ 26,982,900(6)         $  7,502
Common Stock, $.001 par value.........                  87,328      $46.25 (7)       $  4,038,920(7)         $  1,123
TOTAL.................................    15,000,000 shares(8)                                               $228,675

(1) This registration statement shall also cover any additional indeterminable number of shares as may be required pursuant to the TMP Worldwide Inc. 1999 Long Term Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average high and low prices of the Common Stock as reported on the Nasdaq National Market on June 25, 1999.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) and based on an exercise price of $26.875 per share with respect to options granted to purchase 1,470,020 shares of Common Stock.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) and based on an exercise price of $38.00 per share with respect to options granted to purchase 701,200 shares of Common Stock.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) and based on an exercise price of $43.00 per share with respect to options granted to purchase 5,000 shares of Common Stock.
(6) Estimated solely for the purpose of calculating for registration fee pursuant to rule 457(h) and based on an exercise price of $45.00 per share with respect to options granted to purchase 599,620 shares of Common Stock.
(7) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) and based on an exercise price of $46.25 per share with respect to options granted to purchase 87,328 shares of Common Stock.
(8) Represents the number of shares of Common Stock under this registration statement that may be issued under the TMP Worldwide Inc. 1999 Long Term Incentive Plan.

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
ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents heretofore filed by TMP Worldwide Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        (c)  the Registrant's Current Report on Form 8-K, dated June 10, 1999;

        (d)  the Registrant's Current Report on Form 8-K, dated March 5, 1999;

        (e)  the Registrant's Current Report on Form 8-K, dated February 12,
    1999

        (f) the Registrant's Current Report on Form 8-K, dated February 1, 1999; and

        (g) the description of Registrant's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on October 16, 1996 and all amendments thereto.

    In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant maintains: (i) Bylaws which limit personal liability of Registrant's directors, officers and controlling persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware, which are incorporated herein by reference to Exhibit 3.2 of the Registration Statement; and (ii) indemnification agreements with its current directors and executive officers, which are incorporated herein by reference to Exhibit 10.2 of the Registration Statement.

    The Registrant maintains directors and officers liability insurance for its directors and executive officers providing for $10 million of coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

ITEM 8.  EXHIBITS

        (a)  See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

           (a) to include any prospectus required by Section 10(a)(3) of the Act;

           (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein;

           (c) to include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated herein by reference;

        (2) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of June, 1999.

                                              TMP WORLDWIDE INC.

                                                           /s/ ANDREW J. MCKELVEY
                                              ------------------------------------------------
                                                           By: Andrew J. McKelvey
                                                    Title: Chairman of the Board and CEO

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ANDREW J. MCKELVEY      Chairman of the Board and
------------------------------    CEO (principal executive      June 28, 1999
      Andrew J. McKelvey          officer)

     /s/ JAMES J. TREACY        Chief Operating Officer and
------------------------------    Director                      June 28, 1999
       James J. Treacy

      /s/ BART CATALANE         Chief Financial Officer
------------------------------    (principal financial and      June 28, 1999
        Bart Catalane             accounting officer)

     /s/ GEORGE R. EISELE       Director
------------------------------                                  June 28, 1999
       George R. Eisele

     /s/ JOHN R. GAULDING       Director
------------------------------                                  June 28, 1999
       John R. Gaulding

     /s/ MICHAEL KAUFMAN        Director
------------------------------                                  June 28, 1999
       Michael Kaufman

        /s/ JOHN SWANN          Director
------------------------------                                  June 28, 1999
          John Swann

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.      DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

       4.1   TMP Worldwide Inc. 1999 Long Term Incentive Plan

       4.2   Form of Stock Option Agreement

       5.1   Opinion of Fulbright & Jaworski L.L.P.

      23.1   Consent of BDO Seidman, LLP

      23.2   Consent of Pannell Kerr Forster, P.C.

      23.3   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)